EXHIBIT 1

      The undersigned hereby agree that this Schedule 13D filed by us with respect to the Common Stock of Pan Am Corporation is filed on behalf of each of us.


                                    /s/ PHILLIP FROST, M.D.
                                    --------------------------------------
Date: _________, 1996               Phillip Frost, M.D.


                                    FROST-NEVADA, LIMITED
                                    PARTNERSHIP


                                    *
                                    --------------------------------------
Date: _________, 1996               Neil Flanzraich
                                    President of Frost-Nevada Corporation,
                                    General Partner


                                    FROST-NEVADA CORPORATION


                                    *
                                    --------------------------------------
Date: _________, 1996               Neil Flanzraich
                                    President



Date: __________, 1996
                                    FROST-PAN INVESTMENT CORP.



                                    /s/ PHILLIP FROST, M.D
                                    --------------------------------------
                                    Phillip Frost, M.D., President


*By/s/ PHILLIP FROST, M.D.
   ------------------------------
     Phillip Frost, M.D.
     (Attorney-in-fact pursuant
      to Power of Attorney)


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